Exhibit 99.1

Gulf Resources Announces 2018 Financial Results and Provides Management Commentary About the Future Plan of the Company

SHOUGUANG, China, March 15, 2019 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its audited financial results for 2018 and provided management commentary on the future plan of the Company.

Financial Results

In 2018, we had net revenues of $2,594,941, a decline of 98%. We had a write-off of property plant and equipment of $1,397,313. Our loss on demolition of a factory was $18,644,473. Our write-off of prepaid land leases was $4,004,788. We incurred direct labor and factory overhead costs of $21,081,692 as a result of our plant shutdown. Goodwill Impairment Loss is $27,966,050. Our loss from operations was $83,552,531. Our net loss was $69,963,986 (or $1.49* per share). Including foreign exchange tax adjustments of $18,641,006, our compressive loss was $88,604,992.

We generated $17,340,671 from operations. This included collecting all of our accounts receivables of $30,241,680. We purchased property, plant, and equipment of $35,273,307.

As of December 31, 2018, we had $178,998,935 in cash (or $3.82* per share). Our shareholders equity was $293,853,404 (or $6.28 *per share).

During 2018, our major costs included approximately $15.8 million for enhancement works in our protection shells to crude salt fields, approximately $17.8 million to build new extraction wells,  a write-off of $18.6 million in the loss on demolition of the three closed factories, impairment loss on the related mineral rights of these three factories of $1.3 million, direct labor and factory overhead costs (including depreciation of plant and machinery) of a total amount of $21.1 million, write-off and impairment losses on property, plant and equipment of $1.4 million, write-off and impairment on prepaid land leases for chemical factories of $4.0 million, repair and maintenance expenses of $2.6 million for the  damage by flood from a typhoon, $0.4 million for the write-off of some of prepaid land leases for the closed factories and raw material lost as a result of the damage from the flooding, Goodwill Impairment Loss is $28.0 million.

In the past two years, the Company spent $34,182,329 in rectification of its bromine and crude salt facilities. It expects to incur capital expenditure of approximately $28 million on construction of extraction wells for its existing bromine and crude salt business. It also expects to spend approximately $60 million in total on its new chemical factory.

Management Commentary

Mr. Liu Xiaobin, the CEO of Gulf Resources states, “Fiscal 2018 has been the most difficult year for Gulf Resources. All of our bromine mines and salt ponds were forced to close by the government for environmental reasons. Our two chemical factories were also closed for environmental reasons. Our natural gas well required new equipment before it could begin test production. We worked very hard to get our facilities rectified. Subsequently, the provincial government decided it required even stricter environmental controls to protect the population. During the summer of 2018, our mines and factories in Shandong Province were hit by one of the most powerful typhoons, as a result of which we spend more than $8 million on cleaning up facilities, many of which had been recently rectified. Finally, in September 2018, the government informed us that we would have to close our bromine factories #3,4, and 11.”

“During this period, it would have been easy for us to give up. Our revenues came only from selling inventory. We had a loss from operations of approximately $83.55 million. We could have discontinued our bromine, salt, chemicals, and natural gas business, which is represented by over $3.82 per share and switched to other businesses by taking advantage of our strong cash balance position.”

“However, it is not our intention to pursue any of those. Instead, we spent $15.8 million on the protection shells of our crude salt fields at costs and $17.8 million on building new extraction wells. We spent more than $8 million on cleaning up our facilities after the typhoon. We purchased new equipment for our natural gas well in Sichuan Province, and we kept our work force intact. We held quarterly conference calls, issued press releases whenever we had something to report to the public, and worked diligently to keep our shareholders informed.”

“Now as we enter 2019, we are increasingly optimistic about the future of our business. While none of our bromine facilities have yet been approved for reopening, we are increasingly confident that all of the remaining 7 facilities are expected to be approved. That is one reason that we are budgeting $28 million capital expenditure for improvement of our wells during 2019. With the government forced closure of so many bromine facilities nationally, bromine prices have remained extremely high. The weakness of the Chinese RMB versus the U.S. dollar has made imports more expensive. We believe that our facilities are among the best in the province. We also believe that many of our competitors may not have the capital to complete their rectification process. We expect that as bromine prices should remain extremely high we should be able to make reasonably high profits when our bromine facilities reopen and our bromine production resumes. We also believe that we may be able to make acquisitions at comparable attractive rates.”

“The plans for our new chemical factory are moving ahead well, although they are somewhat delayed. We expect to focus more on higher profit margin businesses, such as pharmaceutical chemicals. With the new modern equipment and lower levels of competition caused by the closing of competitive factories, our new chemical factory should be able to have more competitive advantages than our previous two factories.”

“Our natural gas well in Sichuan is now in trial production. We are pleased with the initial results. Although it is too soon to talk about full production or new wells, we expect to have natural gas to be an important contributor to our sales and income in coming years.”

“Despite all of the factors, our management team has been very engaged and motivated. Our senior management team is still intact. Our employees are ready to get back to the production of our products. We believe competition has been and may remain reduced. We believe our core businesses are expected to have higher margins than they had in the past. We expect to have acquisition opportunities. We expect our company may emerge from the difficult period stronger and more profitable than before.”

“We appreciate the support from our shareholders. By taking advantage of our strong cash position, we expect to spend sufficient funds on building a new chemical factory, drilling new bromine wells on all of properties, drilling our natural gas well and future wells, and expect to remain in a stronger financial position than our smaller competitors.”

(* All calculations have not been audited and per share have been calculated using the end of the year share count of 46,803,791 as shown on the balance sheet in the 10-K.)

Conference Call

Gulf Resources' management will host a conference call on Monday, March 18, 2019 at 8:30 a.m. Eastern Standard Time to discuss its financial results for the fourth quarter & Fiscal Year 2018 ended December 31, 2018.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (706) 643-1666. The conference participant pass code is 9193404.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 03/18/2019 11:00 EST - 04/17/2019 22:59 EST. To access the replay, call +1 (855) 859-2056. International callers should call +1 (404) 537-3406. The conference ID is 9193404.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”), Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu

beishengrong@vip.163.com

GULF RESOURCES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

	As of December 31,
	2018	2017
Current Assets
Cash	$178,998,935	$208,906,759
Accounts receivable	—	29,765,884
Inventories, net	—	1,196,785
Prepayments and deposits	8,096,636	1,395,289
Prepaid land leases	235,459	246,640
Other receivables	12,506	2,089
Total Current Assets	187,343,536	241,513,446
Non-Current Assets
Property, plant and equipment, net	82,282,630	95,114,504
Property, plant and equipment under capital leases, net	250,757	492,238
Prepaid land leases, net of current portion	9,639,009	14,477,771
Deferred tax assets	19,030,858	6,526,555
Goodwill	—	29,374,909
Total non-current assets	111,203,254	145,985,977
Total Assets	$298,546,790	$387,499,423

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$905,258	$1,032,083
Retention payable	332,416	956,351
Capital lease obligation, current portion	197,480	203,206
Taxes payable-current	1,188,687	1,041,592
Total Current Liabilities	2,623,841	3,233,232
Non-Current Liabilities
Capital lease obligation, net of current portion	2,069,545	2,303,995
Total non-Current Liabilities	2,069,545	2,303,995
Total Liabilities	$4,693,386	$5,537,227

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 46,803,791 shares outstanding as of December 31, 2018 and 2017, respectively	23,525	23,525
Treasury stock; 249,149 shares, at cost, as of December 31, 2018 and 2017	(554,870)	(554,870)
Additional paid-in capital	95,020,808	94,524,608
Retained earnings unappropriated	185,608,445	255,572,431
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive income/(loss)	(10,478,048)	8,162,958
Total Stockholders’ Equity	293,853,404	381,962,196
Total Liabilities and Stockholders’ Equity	$298,546,790	$387,499,423

GULF RESOURCES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. dollars)

	Years Ended December 31,
	2018	2017
NET REVENUE
Net revenue	$2,594,941	$107,522,441

OPERATING INCOME/(EXPENSE)
Cost of net revenue	(1,310,272)	(63,157,090)
Sales, marketing and other operating expenses	(66,111)	(278,600)
Research and development cost	—	(195,195)
Write-off / Impairment on property, plant and equipment	(1,397,313)	(17,581,244)
Loss on demolition of factories	(18,644,473)	—
Direct labor and factory overheads incurred during plant shutdown	(21,081,692)	(6,883,557)
Write-off of prepaid land lease	(4,004,788)	—
Goodwill impairment loss	(27,966,050)	—
General and administrative expenses	(11,268,800)	(8,536,757)
Other operating income (loss)	(407,973)	281,613
	(86,147,472)	(96,350,830)

INCOME/(LOSS) FROM OPERATIONS	(83,552,531)	11,171,611

OTHER INCOME/(EXPENSE)
Interest expense	(160,422)	(164,321)
Interest income	661,112	556,163
	500,690	391,842
INCOME/(LOSS) BEFORE INCOME TAXES	(83,051,841)	11,563,453

INCOME/(TAXES) BENEFIT	13,087,855	(3,610,140)

NET INCOME/(LOSS)	$(69,963,986)	$7,953,313

COMPREHENSIVE INCOME/(LOSS)
NET INCOME/(LOSS)	(69,963,986)	7,953,313
OTHER COMPREHENSIVE INCOME/(LOSS)
- Foreign currency translation adjustments	(18,641,006)	24,157,485

COMPREHENSIVE INCOME/(LOSS)	$(88,604,992)	$32,110,798

EARNINGS/(LOSS) PER SHARE
BASIC	$(1.49)	$0.17
DILUTED	$(1.49)	$0.17

WEIGHTED AVERAGE NUMBER OF SHARES
BASIC	46,803,791	46,796,476
DILUTED	46,803,791	46,835,830

GULF RESOURCES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	Years Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(69,963,986)	$7,953,313
Adjustments to reconcile net income to net cash provided by operating activities:
Interest on capital lease obligation	159,839	163,184
Amortization of prepaid land leases	761,713	982,108
Depreciation and amortization	17,443,318	20,197,313
Allowance for obsolete and slow-moving inventories	21,248	43,921
Write-off / Impairment loss on property, plant and equipment	1,397,313	17,581,244
Write-off of Prepaid land lease	4,004,788	—
Loss on demolition of factories	18,644,473	—
Goodwill impairment loss	27,966,050	—
Unrealized translation difference	(1,315,454)	1,557,759
Deferred tax asset	(13,087,855)	(4,126,947)
Stock-based compensation expense-options	496,200	372,400
Treasury stock issued for services	—	17,800
Changes in assets and liabilities
Accounts receivable	30,241,680	26,110,087
Other receivables	(11,289)	(580)
Inventories	1,192,262	4,883,850
Prepayment and deposits	(81,469)	(1,389,367)
Accounts payable and accrued expenses	(106,163)	(8,203,290)
Retention payable	(597,991)	206,211
Taxes payable	175,994	(3,597,390)
Net cash provided by operating activities	17,340,671	62,751,616

CASH FLOWS FROM INVESTING ACTIVITIES
Additions of prepaid land leases	(680,975)	(10,481,323)
Purchase of property, plant and equipment	(35,273,307)	(17,938,652)
Net cash used in investing activities	(35,954,282)	(28,419,975)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of capital lease obligation	(294,295)	(273,873)
Net cash used in financing activities	(294,295)	(273,873)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(10,999,918)	10,964,417
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(29,907,824)	45,022,185
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	208,906,759	163,884,574
CASH AND CASH EQUIVALENTS - END OF YEAR	$178,998,935	$208,906,759

GULF RESOURCES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Expressed in U.S. dollars)

	Years Ended December 31,
	2018	2017
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Income taxes	$—	$11,113,143